Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-180649 on Form S-3D and Nos. 333-217925, 333-188570, 333-185260 and 333-176399 on Forms S-8 of Farmers National Banc Corp. of our report dated March 6, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

March 6, 2018